Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS SECOND QUARTER 2020 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, August 5, 2020 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the second quarter ended June 30, 2020.
SECOND QUARTER 2020 HIGHLIGHTS

•Q2 2020 consolidated net income (including non-controlling interest) of $12.5 million, consolidated adjusted net income (as defined and reconciled below) of $27.9 million
•Consolidated Adjusted EBITDA (as defined and reconciled below) of $53.9 million
•Board of Directors of Rattler's general partner approved a cash distribution for the second quarter of 2020 of $0.29 per common unit ($1.16 annualized); implies a 14% annualized yield based on the August 4, 2020 unit closing price of $8.06
•Q2 2020 cash operated capital expenditures of $39.5 million
•Q2 2020 average produced water gathering and disposal volumes of 771 MBbl/d, flat from Q2 2019 and down 18% from Q1 2020
•Q2 2020 average sourced water volumes of 78 MBbl/d, down 83% from both Q2 2019 and Q1 2020; 30% of total sourced water volumes in Q2 2020 sourced from recycled produced water
•Q2 2020 average crude oil gathering volumes of 91 MBbl/d, up 17% over Q2 2019 and down 6% from Q1 2020
•Q2 2020 average gas gathering volumes of 108 BBtu/d, up 27% over Q2 2019 and down 9% from Q1 2020

“The second quarter of 2020 presented historic volatility in global energy demand and commodity prices. Rattler, despite all of its operations being located in the premier low-cost shale basin and operated by a low-cost operator in Diamondback, was not spared from this volatility. Diamondback made the prudent decision to suspend completion activity and curtail production in the quarter, directly impacting Rattler’s second quarter volumes,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “Looking ahead, while this quarter reflected the effects of a severe disruption in the pace of expected development activity on Rattler’s assets, we are focused on reducing capital expenditures and operating costs across our asset base to increase free cash flow in a lower growth environment. Additionally, with three of our major equity method investments in full service, and minimal operated growth capex expected to be required in the future, Rattler is positioned to provide significant free cash flow to support its distribution. Rattler, with its equity method investment build cycle nearing completion, operated assets generating free cash flow and conservative financial leverage, is well-situated to weather this commodity cycle."

OPERATIONS AND FINANCIAL UPDATE

During the second quarter of 2020, the Company recorded total operating income of $28.5 million, down 53% compared to the first quarter of 2020 and a decrease of 49% from the second quarter of 2019. During the second quarter of 2020, the Company recorded consolidated net income (including non-controlling interest) of $12.5 million, inclusive of a $15.8 million impairment charge associated with goodwill related to its interest in the OMOG JV, a decrease of 77% from the first quarter of 2020 and a decrease of 73% from the second quarter of 2019. Second quarter 2020 adjusted net income (as defined and reconciled below) was $27.9 million, down 49% from the first quarter of 2020 and down 40% from the second quarter of 2019. Second quarter 2020 Adjusted EBITDA (as defined and reconciled below) was $53.9 million, down 33% from the first quarter of 2020 and down 19% from the second quarter of 2019.

Average produced water gathering and disposal volumes for Q2 2020 were 771 MBbl/d, flat from Q2 2019 and down 18% from Q1 2020. Average sourced water volumes were 78 MBbl/d, down 83% from both Q2 2019 and Q1 2020 due to Diamondback suspending almost all completion activity between mid April and late June. Average crude oil gathering volumes were 91 MBbl/d, up 17% over Q2 2019 and down 6% from Q1 2020. Average gas gathering volumes were 108 BBtu/d, down 9% from Q1 2020 and up 27% over Q2 2019.

Second quarter operated capital expenditures totaled $39.5 million, and aggregate contributions to equity method joint ventures were $33.5 million. Rattler also received proceeds of $8.1 million in distributions from equity method investments. As of June 30, 2020, the Company had $11.2 million of cash and $77.0 million available under its $600.0 million revolving credit facility.

SENIOR NOTES OFFERING

On July 14, 2020, the Company completed an offering (the “Notes Offering”) of $500.0 million in aggregate principal amount of its 5.625% Senior Notes due 2025. The Company received net proceeds of approximately $489.5 million from the Notes Offering. The Company loaned the gross proceeds to Rattler Midstream LLC, which used such proceeds to pay down borrowings under its revolving credit facility. As of June 30, 2020, pro forma for this offering, Rattler had $11.2 million of cash and $566.5 million available under its $600.0 million revolving credit facility, resulting in total liquidity of $577.7 million.

CASH DISTRIBUTION

On July 31, 2020, the Board of Directors of Rattler's general partner approved a cash distribution for the second quarter of 2020 of $0.29 per common unit, payable on August 24, 2020 to unitholders of record at the close of business on August 17, 2020.

GUIDANCE UPDATE

Below is Rattler's revised guidance for the full year 2020, with net income, capital expenditure and equity method contribution guidance updated to reflect the latest base case operating plan.

Rattler Midstream LP Guidance
2020

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal Volumes (MBbl/d)	800 - 900
Sourced Water Volumes (MBbl/d)	150 - 250
Crude Oil Gathering Volumes (MBbl/d)	85 - 95
Gas Gathering Volumes (BBtu/d)	95 - 115

Financial Metrics ($ millions except per unit metrics)
Net Income	$120 - $150
Adjusted EBITDA	$260 - $300
Equity Method Investment EBITDA(b)	$30 - $50
Operated Midstream Capex	$125 - $150
2020 Equity Method Investment Contributions(b)	$85 - $105
Depreciation, Amortization & Accretion	$45 - $60
Annualized Distribution per Unit	$1.16
(a)Does not include any volumes from the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures
(b)Includes the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the second quarter and full year of 2020 on Thursday, August 6, 2020 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 1608579. A telephonic replay will be available from 11:20 a.m. CT on Thursday, August 6, 2020 through Thursday, August 13, 2020 at 11:20 a.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 1608579. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a growth-oriented Delaware limited partnership formed in July 2018 by Diamondback Energy, Inc. to own, operate, develop and acquire midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Rattler provides crude oil, natural gas and water-related midstream services to Diamondback under long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding expectations of plans, strategies, objectives and anticipated financial and operating results of Rattler, including Rattler's capital expenditure levels and other guidance discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), Forms 10-Q and 8-K and Annual Report on Form 10-K for the year ended December 31, 2019 which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash	$11,170	$10,633
Accounts receivable—related party	4,456	50,270
Accounts receivable—third party, net	7,694	9,071
Sourced water inventory	10,400	14,325
Other current assets	688	1,428
Total current assets	34,408	85,727
Property, plant and equipment:
Land	88,309	88,509
Property, plant and equipment	1,037,264	930,768
Accumulated depreciation, amortization and accretion	(81,572)	(61,132)
Property, plant and equipment, net	1,044,001	958,145
Right of use assets	86	418
Equity method investments	514,110	479,558
Real estate assets, net	96,473	98,679
Intangible lease assets, net	6,579	8,070
Deferred tax asset	78,134	—
Other assets	5,232	5,796
Total assets	$1,779,023	$1,636,393

Rattler Midstream LP
Consolidated Balance Sheets - Continued
(unaudited, in thousands, except unit amounts)

	June 30,	December 31,
	2020	2019
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$149	$147
Accrued liabilities	55,386	76,625
Taxes payable	406	189
Short-term lease liability	86	418
Total current liabilities	56,027	77,379
Long-term debt	523,000	424,000
Asset retirement obligations	13,272	11,347
Deferred income taxes	—	7,827
Total liabilities	592,299	520,553
Commitment and contingencies
Unitholders’ equity:
General partner—Diamondback	939	979
Common units—public (43,996,243 units issued and outstanding as of June 30, 2020 and 43,700,000 units issued and outstanding as of December 31, 2019)	400,928	737,777
Class B units—Diamondback (107,815,152 units issued and outstanding as of June 30, 2020 and as of December 31, 2019)	939	979
Accumulated other comprehensive loss	(320)	(198)
Total Rattler Midstream LP unitholders’ equity	402,486	739,537
Non-controlling interest	785,239	376,928
Non-controlling interest in accumulated other comprehensive loss	(1,001)	(625)
Total equity	1,186,724	1,115,840
Total liabilities and unitholders’ equity	$1,779,023	$1,636,393

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Revenues—related party	$78,031	$103,066	$194,614	$191,642
Revenues—third party	7,175	5,078	16,275	8,565
Rental income—related party	1,417	1,256	2,819	1,971
Rental income—third party	1,885	2,038	3,786	4,105
Other real estate income—related party	53	81	169	154
Other real estate income—third party	174	255	467	513
Total revenues	88,735	111,774	218,130	206,950
Costs and expenses:
Direct operating expenses	37,378	26,406	70,252	46,592
Cost of goods sold (exclusive of depreciation and amortization)	4,744	15,849	20,705	28,902
Real estate operating expenses	590	695	1,318	1,221
Depreciation, amortization and accretion	12,100	10,158	24,606	20,062
General and administrative expenses	4,175	3,068	8,689	4,437
Loss (gain) on disposal of property, plant and equipment	1,243	(4)	2,781	(4)
Total costs and expenses	60,230	56,172	128,351	101,210
Income from operations	28,505	55,602	89,779	105,740
Other expense:
Interest expense, net	(1,926)	(85)	(4,547)	(85)
Loss from equity method investments	(13,034)	(114)	(13,279)	(64)
Total other expense, net	(14,960)	(199)	(17,826)	(149)
Net income before income taxes	13,545	55,403	71,953	105,591
Provision for income taxes	1,083	8,724	4,903	19,556
Net income	$12,462	$46,679	$67,050	$86,035
Net income before initial public offering	$—	$26,639	$—	$65,995
Net income subsequent to initial public offering	$—	$20,040	$—	$20,040
Net income attributable to non-controlling interest	9,640	15,237	51,197	15,237
Net income attributable to Rattler Midstream LP	$2,822	$4,803	$15,853	$4,803
Net income attributable to limited partners per common unit:
Basic	$0.05	$0.11	$0.33	$0.11
Diluted	$0.05	$0.11	$0.33	$0.11
Weighted average number of limited partner common units outstanding:
Basic	43,812	43,197	43,756	43,197
Diluted	43,812	44,340	43,756	44,340

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net income	$67,050	$86,035
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	4,903	19,556
Depreciation, amortization and accretion	24,606	20,062
Loss (gain) on disposal of property, plant and equipment	2,781	(4)
Unit-based compensation expense	4,339	831
Loss from equity method investments	13,279	64
Changes in operating assets and liabilities:
Accounts receivable—related party	28,166	(15,439)
Accounts receivable—third party	130	173
Accounts payable, accrued liabilities and taxes payable	(18,787)	44,842
Other	5,397	(16,723)
Net cash provided by operating activities	131,864	139,397
Cash flows from investing activities:
Additions to property, plant and equipment	(91,587)	(102,935)
Contributions to equity method investments	(66,032)	(37,420)
Distributions from equity method investments	17,870	—
Proceeds from the sale of fixed assets	42	18
Net cash used in investing activities	(139,707)	(140,337)
Cash flows from financing activities:
Proceeds from borrowings from credit facility	99,000	10,000
Payments on credit facility	—	(9,000)
Distribution equivalent rights	(1,296)	—
Net proceeds from initial public offering—public	—	719,627
Net proceeds from initial public offering—General Partner	—	1,000
Net proceeds from initial public offering—Diamondback	—	999
Units repurchased for tax withholding	(1,365)	—
Distribution to General Partner	(40)	—
Distribution to public	(25,346)	—
Distribution to Diamondback	(62,573)	(726,513)
Net cash provided by (used in) financing activities	8,380	(3,887)
Net increase (decrease) in cash	537	(4,827)
Cash at beginning of period	10,633	8,564
Cash at end of period	$11,170	$3,737
Supplemental disclosure of non-cash financing activity:
Contributions from Diamondback	$—	$456,055
Supplemental disclosure of non-cash investing activity:
Increase in long term assets and inventory due to contributions from Diamondback	$—	$456,055
Accounts payable related to capital expenditures	$57,357	$68,617

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited, in miles)

	As of June 30, 2020
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	108	44	152
Natural gas	151	—	151
Produced water	266	237	503
Sourced water	27	74	101
Total	552	355	907
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of June 30, 2020
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	180,000	56,000	236,000	39%
Natural gas compression (Mcf/d)	135,000	—	135,000	59%
Natural gas gathering (Mcf/d)	150,000	—	150,000	53%
Produced water gathering and disposal (Bbl/d)	1,481,500	1,842,300	3,323,800	23%
Sourced water (Bbl/d)	120,000	455,000	575,000	14%
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Throughput and Volumes
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(throughput)(a)	2020	2019	2020	2019
Crude oil gathering volumes (Bbl/d)	91,256	78,066	94,275	76,326
Natural gas gathering volumes (MMBtu/d)	107,502	84,426	112,631	72,546
Produced water gathering and disposal volumes (Bbl/d)	771,337	770,091	856,483	740,807
Sourced water gathering volumes (Bbl/d)	78,059	447,823	262,386	400,476
(a) Does not include any volumes of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income before income taxes, interest expense, net of amount capitalized, its proportional impairment related to equity method investments, non-cash unit-based compensation expense, depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional interest of depreciation and interest on its equity method investments and other non-cash transactions.  Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA excludes some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The Company does not provide guidance on the reconciling items between forecasted Net Income and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. Rattler provides a range for the forecasts of Net Income and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted Net Income and forecasted Adjusted EBITDA. Therefore, the Company cannot reconcile forecasted Net Income to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$12,462	$46,679	$67,050	$86,035
Interest expense, net of amount capitalized	1,926	85	4,547	85
Depreciation, amortization and accretion	12,100	10,158	24,606	20,062
Depreciation and interest expense related to equity method investments	7,244	149	11,010	149
Impairment related to equity method investments	15,839	—	15,839	—
Non-cash unit-based compensation expense	2,120	831	4,339	831
Other non-cash transactions	1,105	—	2,565	—
Provision for income taxes	1,083	8,724	4,903	19,556
Adjusted EBITDA	53,879	66,626	134,859	126,718
Less: Adjusted EBITDA prior to the IPO	—	40,651	—	100,743
Adjusted EBITDA subsequent to the IPO	53,879	25,975	134,859	25,975
Less: Adjusted EBITDA attributable to non-controlling interest	38,288	18,483	95,912	18,483
Adjusted EBITDA attributable to Rattler Midstream LP	$15,591	$7,492	$38,947	$7,492

Adjusted net income is a non-GAAP financial measure equal to net income adjusted for impairment related to equity method investments and related income tax adjustments. The Partnership's computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

Rattler Midstream LP
Adjusted Net Income
(unaudited, in thousands, except per unit data)

Three Months Ended June 30, 2020
Pre-Tax Amounts
Net income	$12,462
Impairment related to equity method investments	15,839
Adjusted income excluding above items	28,301
Income tax adjustment for above items	(367)
Adjusted net income(1)	27,934
Less: Adjusted net income attributable to non-controlling interest	20,889
Adjusted net income attributable to Rattler Midstream LP	$7,045

Adjusted net income attributable to limited partners per common unit	$0.15
(1) Adjusted net income was equal to net income for the three months ended March 31, 2020 and three months ended June 30, 2019.

Investor Contact:
Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.